                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                             JURISDICTION OF   PERCENTAGE OWNED
                                              INCORPORATION     BY REGISTRANT
                                             ---------------   ----------------
Viragen (Scotland) Ltd.(1).................  Scotland (UK)           100%
Viragen (Germany) GmbH(2)..................  Germany                 100%
BioNative AB(3)............................  Sweden                  100%

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(1) Incorporated January 17, 1995.
(2) Acquired November 14, 1997.
(3) Acquired September 28, 2001.